Exhibit 5.1
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103-2921
April 27, 2010
The York Water Company
130 East Market Street
York, PA 17401
Re:	The York Water Company, Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to The York Water Company, a Pennsylvania corporation (the “Company”), in connection with the filing of the referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed offering and sale from time to time of a maximum aggregate offering price of $40,000,000 of securities in the form of any or all of the following: (a) Common Stock of the Company, no par value per share (the “Common Stock”), (b) Debt Securities of the Company (“Debt Securities”), or (c) any other securities of the Company as the Company may deem appropriate, including Debt Securities convertible into Common Stock (collectively with the Common Stock and Debt Securities, the “Securities”).
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Articles of Incorporation of the Company, as amended (the “Articles”), (ii) the By-Laws of the Company, as amended (the “By-Laws”), (iii) certain resolutions of the Company’s Board of Directors (the “Board”) relating to the Registration Statement, and (iv) such other documents, records and instruments as we have deemed appropriate for purposes of the opinion set forth herein.
We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.
For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

The York Water Company
April 27, 2010

•	the issuance, sale, number or amount, as the case may be, and terms of Securities to be offered from time to time will be duly authorized and established, in accordance with the Articles, the By-laws and applicable law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

•	the Debt Securities will be issued under an indenture appropriate for the type of Debt Securities to be issued, as more particularly described in the prospectus supplement relating to such Debt Securities (the “Indenture”), between the Company and the trustee to be named in the Indenture (the “Trustee”); the execution, delivery and performance of the Indenture will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

•	to the extent that the obligations of the Company under the Indenture may depend upon such matters, the Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee will be duly qualified to engage in the activities contemplated by the Indenture; that the Indenture will have been duly authorized, executed and delivered by the Trustee and will constitute the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee will be in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture;

•	the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

•	a prospectus supplement will have been prepared, delivered (including through compliance with Rule 172 of the General Rules and Regulations promulgated under the Act) and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

•	all Securities will be issued and sold in compliance with applicable federal and state securities laws; and

•	a definitive purchase, underwriting or similar agreement (each, a “Definitive Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.
Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

The York Water Company
April 27, 2010

1. Upon due authorization by Corporate Action of the issuance and sale of shares of Common Stock and upon issuance and delivery of such shares of Common Stock against payment for such shares in accordance with the terms and provisions of the applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable prospectus supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable prospectus supplement, such shares of Common Stock will be validly issued, fully paid and nonassessable.
2. When the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, the specific terms of a particular issuance of Debt Securities have been duly authorized by Corporate Action and are in accordance with the terms of the applicable Indenture, such Indenture is duly executed and delivered by the Company, and such Debt Securities have been duly executed, authenticated, completed, issued and delivered, against payment for such Debt Securities, in accordance with the terms and provisions of the applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable prospectus supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable prospectus supplement, such Debt Securities will be validly issued and will constitute valid, binding and enforceable obligations of the Company, and the Indenture will constitute a valid, binding and enforceable obligation of the Company.
The opinions set forth above as to enforceability may be limited by (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; or (iv) requirements that a claim with respect to any Debt Securities in denominations other than in United States dollars (or a judgment denominated other than into United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.
The foregoing opinions are limited to the laws of the Commonwealth of Pennsylvania and, with respect to our opinion in paragraph 2 above, the State of New York, and we express no opinion with respect to the laws of any other state or jurisdiction. Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.
We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of

The York Water Company
April 27, 2010

persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.
Very truly yours,
/s/ Morgan, Lewis & Bockius LLP